Exhibit 10.33

Amendment #3

To the Agreement for Services

Between

Intrado Inc. and Vonage Network Inc.

This Amendment #3 (“Amendment #3) is hereby made and entered into by and between Intrado Inc. (“Intrado”) and Vonage Network Inc. (“Customer”), collectively referred to as the “Parties” and individually as “Party.” This Amendment shall become effective and binding as between the Parties once duly executed by both Parties as evidenced within the signature block below (the “Amendment #3 Effective Date”).

Capitalized terms used herein but not specifically defined shall assume the meanings ascribed to them under the Agreement.

RECITALS

WHEREAS, the Parties have that certain Agreement for Services dated April 27, 2005 but last signed on or about July 13, 2005 (the “Agreement”); and

WHEREAS, the Parties wish to clarify the Statement of Work to the Agreement with regard to interconnectivity to the Selective Routers in Alaska, including, but not limited to, Fairbanks and Anchorage, for V9-1 call delivery; and

WHEREAS, the Parties with to clarify the pricing with regard to interconnectivity to the Selective Routers in Alaska, including, but not limited to, Fairbanks and Anchorage, for V9-1-1 call delivery;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Effective Date of this Amendment

The Amendment shall be effective upon execution by both Parties and shall be coterminous with the term of the Agreement.

2.	Attachment – Statement of Work for VoIP National V9-1-1 Mobility Services – Interconnectivity to the Selective Routers in Alaska, including, but not limited to, Fairbanks and Anchorage, for V9-1-1 call delivery.

Statement of Work for VoIP National V9-1-1 Mobility Services (including, but in no way limited to, interconnectivity to the Selective Routers) is hereby amended to include the following:

Intrado will provide V9-1-1 Mobility Services (including, but in no way limited to, interconnectivity to the Selective Routers in Alaska) to the following Alaska PSAPs:

Anchorage:

Anchorage Police Department

Elmendorf Air Force Base

Amendment #3

to the

Vonage VoIP National Statement of Work

Fairbanks:

Fairbanks Police Department

Alaska State Troopers

University of Alaska Fairbanks Police Department

Fairbanks International Airport

As more PSAPs become accessible to Intrado through various feasible solutions i.e. PSTN, voice only, or migration to LEC S/R and ALI system, Intrado shall promptly advise Customer of that fact shall promptly arrange to provide V9-1-1 Mobility Services (including, but in no way limited to, interconnectivity to the Selective Routers in Alaska) to those PSAPs as well, all at no additional cost to Customer.

Intrado will provide interconnectivity to the Selective Routers in Alaska, including, but not limited to, Fairbanks and Anchorage and where available, for V9-1-1 call delivery for a monthly surcharge of $2,000.00, which surcharge shall be billed in arrears. This surcharge shall include connectivity and VPC charges for all Alaska PSAPs (i.e., those listed above as well as those that become accessible to Intrado in the future).

Intrado will no longer charge such surcharge upon the earlier of (1) 12 months from Amendment Effective Date, or (2) the date on which Customer exceeds 8,000 Subscribers in Alaska.

Additionally, Intrado will divide the monthly surcharge(s) equally among all of its customers; as such, Customer’s surcharge will decrease on a prorated basis as additional Intrado customers elect to receive V9-1-1 services in Alaska. Customer shall receive an equitable adjustment that reflects such proration. In this regard, Customer shall have the right to demand in writing, and Intrado shall have the obligation to promptly provide a current customer (Intrado V9-1-1 Mobility Services customer under contract for services in Alaska) count as of the request date to allow Customer to confirm Intrado’s compliance with this provision.

This pricing is an interim surcharge and is in effect on the date the first PSAP is deployed (defined as tested, turned up, and ready to handle E911 calls) off of any Alaska Selective Router. This monthly surcharge will be prorated based on the first PSAP deployment during that month and based on the cessation of the surcharge (see above regarding when Intrado will no longer charge the surcharge).

3.	Miscellaneous

3.1 Except as specifically amended herein, all terms, conditions and provisions contained in the Agreement shall remain unchanged and in full force and effect.

3.2 This Amendment may be executed in one or more counterparts, each of which shall be deemed as original and all of which shall together constitute one in the same agreement. Facsimile signatures shall be deemed original signatures to the extent promptly followed by an original signature copy.

Amendment #3

to the

Vonage VoIP National Statement of Work

3.3 The individuals named below who are executing this Amendment #3 on behalf of the Parties are duly authorized to make the representations contained herein, to execute this Amendment #3, and to bind their respective organizations to the terms hereof.

3.4 This Amendment #3 may not be amended, except via a writing executed by each of the Parties.

3.5 This Amendment #3 (a) constitutes the entire understanding of the Parties with respect to the matters addressed in it and (b) supersedes any and all prior representations, agreements, or understandings, whether oral or written, relating to those matters.

Intrado Inc.	Vonage Network Inc.

/s/ Mary Hester	/s/ Jim Maguire
Signature	Signature

Mary Hester, SVP	Jim Maguire, S.V.P., Finance
Printed Name and Title	Printed Name and Title

1/12/07	11-27-06
Date	Date